For the fiscal year ended 5/31/99
File number:  811-3175

                          SUB-ITEM 77 D


         Policies with Respect to Securities Investments

           On February 19, 1997 the Directors approved the following resolutions:

               RESOLVED,  that the name  of  Prudential
          Utility  Fund, Inc. be changed to  Prudential
          Sector  Funds,  Inc. and that  the  Company's
          Articles  of  Incorporation  be  amended   as
          follows:


               FIRST:   Article 1 of the  corporation's
          charter is hereby amended in its entirety  to
          read as follows:
               "The    name    of    the    corporation
          (hereinafter called the
               "Corporation")   is  Prudential   Sector
          Funds, Inc."


               RESOLVED, that the Company's Articles of Incorporation be amended to designate the existing portfolio series as the Prudential
          Utility Fund.

               RESOLVED, that the authorized shares  of
          the  Company  be divided into four  series  -
          Prudential    Financial    Services     Fund,
          Prudential  Health Sciences Fund,  Prudential
          Technology Fund  and Prudential Utility Fund.

               RESOLVED:   The  number  of   authorized
          shares  of  which  the  Company  shall   have
          authority to issue is 2 billion shares of par value of $.01 per share and of the aggregate par value of $20,000,000 to be divided into four series, consisting of -

                Prudential Financial Series Fund -  400
          million shares
                    100 million Class A shares
                    100 million Class B shares
                    100 million Class C shares
                    100 million Class Z shares

               Prudential Health Sciences Fund - 400
          million shares
                    100 million Class A shares
                    100 million Class B shares
                    100 million Class C shares
                    100 million Class Z shares

               Prudential Technology Fund - 400 million shares
                    100 million Class A shares
                    100 million Class B shares
                    100 million Class C shares
                    100 million Class Z shares

               Prudential Utility Fund - 800 million
          shares
                    400 million Class A shares
                    300 million Class B shares
                      50 million Class C shares
                      50 million Class Z shares

               RESOLVED, that the appropriate  officers
          of  Prudential Utility Fund, Inc. are  hereby
          authorized  and directed to file Articles  of
          Amendment/Articles  Supplementary  with   the
          Secretary   of   State   of   Maryland,    in
          substantially  the  form  presented  to   the
          meeting, to effect the foregoing resolutions.














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